UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 22, 2012

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, Solazyme, Inc. (the “Company”) announced the appointment of Jean-Marc Rotsaert as the Company’s Chief Operating Officer, effective immediately.

Mr. Rotsaert, age 42, most recently served as President and Chief Executive Officer of AAK, USA, a specialty vegetable fats and oils supplier, from 2009 until May 2012. Prior to joining AAK, he was an operating partner at Graham Partners, a private equity fund, from 2008 to 2010. He was Vice President, Science and Technology during 2008 at Campbell Soup Company, a convenience food product company, and was Vice President, Research and Development for Pepsico International (UK and Ireland), a food and beverage company, from 2003 through 2008. Mr. Rotsaert held various positions with the Coca-Cola Company, a beverage company, from 1992 through 2003. Mr. Rotsaert obtained a graduate degree (Polytechnicien) in Electrical Engineering from Faculté Polytechnique de Mons, Belgium.

Mr. Rotsaert’s offer letter provides for an initial base salary of $350,000 per year. His annual target bonus is 60% of base pay. Mr. Rotsaert has also been provided with access to $150,000 for his relocation, which funds, if not used for relocation expenses will be provided to Mr. Rotsaert as a bonus. These relocation funds will be repaid in full to the Company if Mr. Rotsaert terminates his employment within 12 months. Mr. Rotsaert was granted a stock option exercisable for an aggregate of 250,000 shares of Solazyme common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The stock option vests as to  1/4 of the underlying shares on the first anniversary of Mr. Rotsaert’s commencement of employment and vests as to 1/48 of the underlying shares monthly thereafter. In addition, Mr. Rotsaert was granted 100,000 restricted stock units. Up to 50,000 of the restricted stock units vest based upon financial measures related to 2013 financial performance, and 50,000 of the restricted stock units vest based upon financial measures related to 2014 financial performance.

Mr. Rotsaert is covered by the Solazyme Executive Severance and Change of Control Plan as a Group B participant. Under this plan, if the Company terminates him without cause, or he resigns for good reason (as defined in the plan), he would be eligible to receive a lump sum cash severance payment of 12 months of base salary, up to 12 months of COBRA premium payments, a lump sum pro rated target bonus payout and 12 months of acceleration of vesting of his equity awards (or full acceleration if the termination occurs in connection with a change of control of the Company), in each case subject to him signing a general release of claims.

Mr. Rotsaert has also entered into the Company’s standard form of executive indemnity agreement and confidential information and inventions agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: October 23, 2012	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel and Secretary